JOHN R. CARDEN

925 N. Homestead Drive

 Liberty Lake, WA 99019

BACKGROUND

More than twenty years experience in exploration management, teaching, and research.  Broad experience in managing large  exploration programs with 3 to 4 million dollar budgets, including tracking costs, managing personnel, negotiating leases/contracts,  technical   report writing, verbal presentations, writing permitting and compliance documents for state and federal agencies, and managing remote drilling  programs  involving camp logistics.  Strong computer, communication, and interpersonal skills.  Increasing responsibility in mineral exploration, with a proven track record for discovery of ore deposits in the western United States having a gross metal value of over $250 million dollars.  Ph.D. in Geology.

PROFESSIONAL EXPERIENCE

GEOLOGIC  CONSULTING

   2001-Present

Geologic consulting for several junior resources companies including Minefinders, Metallica, Castleworth Ventures,  Corex Gold and Magnum Uranium,  On the Board of Directors for Corex Gold, Magnum Uranium Corp. and Paramount  Gold.

LATITUDE MINERALS CORPORATION

President - Spokane, WA

                                                        1998-2001

• Principally responsible for the day-to-day management of Latitude Minerals Corporation (LTU), a publicly traded company on the CDNX (Canadian Venture Exchange).

• Raised more than US$400,000 in less than two years through a series of public private placements and joint venture agreements on mineral properties; this was accomplished during a “down metals market”.  Written permitting documents to state and federal agencies. Negotiated and acquired a portfolio of mineral projects in Nevada, Idaho, and Alaska.

• Financial Compliance Officer for Latitude, responsible to the BCSC for company finances, accounting, and payroll.  Restructured the company debt through issuance of shares for debt.

ECHO BAY EXPLORATION

DIRECTOR of U.S. EXPLORATION - Spokane, WA                                                 1992-1998

• Directed the work of 2 district  geologists, 8 senior geologists, a GIS (Geographic Information System) specialist, draftsman and an office manager.  I was responsible for the United States exploration effort with $3-$4 million budgets yearly.  Our group generated 35 funded projects over a 5 year period.

• Responsible for negotiating deals on exploration projects in many western states and subsequently directing their evaluation. Property/Company evaluations in Canada, Malaysia, and Suriname.

• Designed and implemented a diamond exploration program in the United States.

EXPLORATION MGR. ROCKY MTN./ALASKA REGION - Republic, WA               1989-1992

• Discovered Lamefoot, a magnetite replacement ore deposit containing 600,000 ounces of gold from ore averaging 0.225 opt Au.  The property is located in the Republic Graben, Ferry County, Washington. The mine was Echo Bay's highest-grade and lowest cost producer from 1995 through 1998.

• Directed the work of 5 exploration geologists a secretary and a computer draftsman.

• Implemented exploration programs in Washington, Idaho, Montana, New Mexico, and Alaska.

SENIOR EXPLORATION GEOLOGIST - Reno, Nevada

                1986-1989

• Discovered Easy Junior, a 250,000 ounce sediment-hosted gold deposit located in White Pine County, Nevada, which was sold to and mined by Alta Gold.

• Project manager of the Easy Junior program White Pine County, Nevada, which included managing the drilling of the deposit, reporting the reserves, and supervising a two man crew in the exploration of the property for additional targets.

• Responsible for the pre-development work on the Easy Junior deposit, designing the metallurgical program and calculating the geologic and mineable reserves.

ATLAS PRECIOUS METALS INC.

SENIOR GEOLOGIST - Sparks, Nevada

     1984-1986

• Responsible for sediment-hosted gold exploration in Eureka County, Nevada.  Work from this program later led to identification and discovery of several satellite orebodies in the Roberts Mountains. Worked on the exploration of the Gold Bar Deposit, Eureka County, Nevada.

EXXON MINERALS COMPANY

SENIOR MINERALS GEOLOGIST  Denver, Colorado

     1981-1984

• Designed and managed a $100,000 volcanic-hosted precious metals exploration program for Tertiary caldera complexes in central and northern New Mexico.  Resulted in drill-testing several projects on the margin of a volcanic caldera.

• Worked on volcanogenic massive sulfide exploration program in New Mexico.

• Directed a $250,000 exploration program in the eastern San Juan Mountains, Colorado which led to the acquisition of the Crystal Hill Deposit, a breccia pipe-disseminated gold deposit, Saguache County, Colorado.

• Designed and managed a $200,000 helicopter-supported exploration program for volcanic-hosted uranium in the Tertiary volcanic fields of west and central Alaska.

SENIOR GEOLOGIST - Denver, Colorado                                                                    1980-1981

• Conducted hard rock uranium exploration in Colorado, Montana, central Alaska, and Idaho.

GEOLOGIST - Denver, Colorado                                                                                   1978-1980

• Managed the drill evaluation and mapping of uranium-gold occurrences in the Precambrian geologic terranes of southern Wyoming.

• Wrote a comprehensive report on the uranium potential of Alaska, leading to an extensive exploration program in that state by Exxon.

WESTERN STATE COLLEGE

ASSISTANT PROFESSOR OF GEOLOGY- Gunnison, Colorado                       1977-1978

• Taught courses and labs in Physical Geology, Mineralogy, Petrology, and Petrography.

UNIVERSITY OF ALASKA

INSTRUCTOR OF GEOLOGY - Fairbanks, Alaska                                                      1976-1977

• Taught graduate courses in Optical Mineralogy, Petrography, and Advanced. Metamorphic Petrology.

BENDIX CORPORATION

CO-PRINCIPAL INVESTIGATOR OF D.O.E. CONTRACT

       Summer/Fall 1976

• Managed a 5 man field party in a helicopter supported project in the Talkeetna Mountains and Copper River Basin, Alaska—following up low-level airborne radiometric anomalies.

UNIVERSITY OF ALASKA

SENIOR RESEARCH ASSISTANT

- Fairbanks, Alaska

    1972-1975

• Received Penrose, Sigma Xi, and NSF grants for mapping and conducting petrologic and geochronologic research on metamorphic terranes on the Kenai Peninsula, Kodiak Islands and south flank of the Brooks Range, Alaska.

EDUCATION

Ph.D. in Geology:  Geophysical Institute, University of Alaska, Fairbanks, Alaska  .........

M.Sc. in Geology:  Kent State University, Kent, Ohio       .......................................

B.Sc. in Geology:   Kent State University, Kent, Ohio        ......................................

PROFESSIONAL AFFILIATIONS: Licensed Prof. Geologist #1149, State of Washington; Fellow, Society of Economic Geologists; Member, American Institute of Professional Geologists; Member, Nevada Geological  Society.